Exhibit 10.49

AMENDED AND RESTATED

WARRANT TO PURCHASE

MEMBERSHIP INTERESTS

OF

MEZZCO, L.L.C.

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES, (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS AND (3) IN ACCORDANCE WITH APPLICABLE STATE GAMING LAWS AND REQUIREMENTS AND RESTRICTIONS IMPOSED BY THE NEVADA GAMING COMMISSION.

THE MEMBERSHIP INTERESTS ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE PROVISIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER 30, 2006, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN.  A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

WHEN THE LIMITED LIABILITY COMPANY ISSUING THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS BEEN LICENSED BY OR REGISTERED WITH THE NEVADA GAMING COMMISSION, THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF SUCH INTEREST SHALL BE INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE COMMISSION.  IF AT ANY TIME THE COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD SUCH INTEREST, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BE SUBJECT TO REDEMPTION AND/OR REPURCHASE, PURSUANT TO THE TERMS SET FORTH HEREIN.  BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW UPON THE COMPANY, IT SHALL BE UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; (C)

TO PARTICIPATE IN THE MANAGEMENT OF THE COMPANY; OR (D) TO RECEIVE ANY REMUNERATION (OTHER THAN THE REDEMPTION PRICE) IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

Warrant No. 1	August 9, 2004

MEZZCO, L.L.C., a Nevada limited liability company (the “Company”), hereby certifies that, for value received and pursuant to the Securities Purchase Agreement dated as of August 9, 2004, between the Company and the Purchasers named therein (the “Purchase Agreement”), BEAR STEARNS SECURITIES CORP. F/A/O POST TOTAL RETURN FUND, L.P. (together with its successors and permitted assigns and any permitted transferees of this Warrant, and their successors and permitted assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”) and subject to (i) all applicable Gaming Laws and the requirements imposed by the Commission, and (ii) Section 1.7 hereof, to purchase from the Company, at any time or times on or after the date hereof, but not after 5:00 P.M., New York City time on December 9, 2012 or, if extended pursuant to Section 3.1, September 9, 2013 (the “Expiration Date”), an aggregate of THREE HUNDRED ONE AND SEVENTY TWO ONE HUNDREDTHS (301.72) duly authorized and validly issued units representing Interests of the Company, which shall consist of (i) Class B Units of the Company (the “Class B Units”), or (ii) if the Holder so elects, in its sole and absolute discretion, either Class A Units of the Company (the “Class A Units”) or a combination of Class A Units and Class B Units (such Class A Units and/or Class B Units together with the securities issuable upon exercise of the Warrants in accordance with the terms hereof, including, without limitation, Section 2.2(b) and Section 2.2(e), which securities are issuable by an entity other than the Company or issuable in a different class of securities, collectively, the “Warrant Interests”).  At any time prior to the Expiration Date but after a Qualified Public Offering and subject to all applicable Gaming Laws and the requirements imposed by the Commission, this Warrant shall be exercisable by Holder only for voting common equity securities of the same class as those that are issued by the Company (or any successor thereto) in such Qualified Public Offering.  The number of Warrant Interests issuable pursuant to this Warrant shall be adjusted or readjusted from time to time as provided in this Warrant.  The purchase price per unit at which each Warrant Interest shall be purchased upon exercise of the Warrant shall be equal to $0.01 at all times (the “Exercise Price”).

This Warrant is one of the “Warrants” originally issued pursuant to the Purchase Agreement (collectively, the “Warrants,” such term to include any warrants issued in substitution therefor), and the Holders of the Warrants shall be collectively referred to herein as the “Holders”.  This Warrant was amended and restated on                                      , 200    , and replaces the Warrant for the same face amount of units issued on August 9, 2004.  The Warrants evidence rights to purchase an aggregate of 17,500 units representing membership interests of the Company, consisting of (i) Class B Units, or (ii) at the election of the Holders of Warrants, either Class A Units or a combination of Class A Units and Class B Units (the “Membership Interests”), subject to adjustment as provided herein and therein.  As of August 9, 2004, the Warrant Interests issuable upon exercise of the Warrants represented 17.5% of the fully-diluted

Equity Interests of the Company (after taking into account dilution from the Mecca Options but excluding dilution from the Management Pool).

All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Investor Rights Agreement.  Certain terms defined herein are so defined in Section 6.17 or in the section referenced with respect thereto in Section 6.18.

Section 1.              Registration; Transferability; Exercise; Exchange of Warrant

1.1.         Registration  The Company shall number and register the Warrants in a register (the “Warrant Register”) maintained at the principal office of the Company (its “Office”). The Company shall be entitled to treat the Holder of the Warrants as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other Person.  Each transferee registered, or required to be registered in the Warrant Register pursuant to Section 1.2 below, shall be registered (or deemed to have been registered) for all purposes hereunder as of the date of the surrender of this Warrant as provided in Section 1.2  and compliance with the other provisions of Section 1.2.

1.2.         Transfer of Warrants  Subject to the restrictions on transfer set forth in the Investor Rights Agreement (as defined below) and in Section 5.2 hereof, the Gaming Laws and any requirements or restrictions imposed by the Commission, any Warrant may be transferred or endorsed to another party in whole or in part by (i) surrendering to the Company the Warrant to be transferred, endorsed or accompanied by a written instrument of transfer, in form reasonably satisfactory to the Company, duly executed by the Holder thereof, (ii) supplying the Company with an appropriate opinion of counsel in form reasonably satisfactory to the Company, and investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with the Securities Act, and (iii) the transferee of such Warrant agreeing in writing to be bound by the provisions of this Warrant, the Investor Rights Agreement, the Gaming Laws, and any requirements or restrictions imposed by the Commission.  Upon receipt thereof, the Company shall issue and deliver, in the name of the transferee, a new Warrant for the same type and number of Warrant Interests, containing the same terms as the surrendered Warrant.  The Company shall register in the Warrant Register, each transferee of a Warrant transferred in compliance with the terms of this Section 1.2 as the Holder of such transferred Warrant.  In the case of the transfer of fewer than all of the rights evidenced by the surrendered Warrant, the Company shall issue a new Warrant to the Holder thereof for the same type and remaining number of such Warrants.

1.3.         Manner of Exercise; Exchange.

(a)           Exercise  Subject to Sections 1.6 and 1.7 hereof, the Gaming Laws, and the requirements or restrictions imposed by the Commission, the Holder may exercise this Warrant, in whole or in part (except as to a fractional interest), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number and type of Warrant Interests to be issued to the Holder as a result of such exercise, (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iii) by tendering payment for the Warrant Interests designated by the Exercise Notice in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, of an amount equal to the product of (A) the Exercise Price and (B) the number of Warrant Interests as to which this Warrant is being exercised and (iv) executing and delivering to the Company any and all documents and certificates required for admission as a member of the Company.

(b)           Net Exchange  Subject to the Gaming Laws and the requirements or restrictions imposed by the Commission and Section 1.7 hereof, the Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 1.3(a), elect to exchange this Warrant, in whole or in part (except as to a fractional interest), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit B (the “Exchange Notice”), duly executed by the Holder, specifying the number and type of Warrant Interests to be issued to the Holder as a result of such exchange, and (ii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and the Holder shall thereupon be entitled to receive that number of Warrant Interests of the same type being exchanged, equal to the product of (A) the number of Warrant Interests issuable upon exercise of this Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 2, and (B) a fraction, the numerator of which is the Fair Market Value (as defined below) per unit of Membership Interest at the time of such exercise minus the Exercise Price in effect at the time of such exercise, and the denominator of which is the Fair Market Value per unit of Membership Interest at the time of such exercise, such number of interests so issuable upon such exchange to be rounded up or down to the nearest whole number of units of Membership Interest.

(c)           Tax Status. The “exchange” of this Warrant pursuant to Section 1.3(b) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.  It is intended that the Warrants are and shall be mere unexercised options for federal income tax purposes.

(d)           For all purposes of this Warrant (other than this Section 1.3), any reference herein to the “exercise” of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Warrant Interests in accordance with the terms of Section 1.3(b), and any reference to an “Exercise Notice” shall be deemed to include a reference to an Exchange Notice in accordance with the terms of Section 1.3(b).

1.4.         When Exercise Effective  Subject to the Gaming Laws and the requirements or restrictions imposed by the Commission and Section 1.7 hereof, each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Holder shall have fulfilled all of the requirements of Section 1.3, and at such time the Person or Persons in whose name or names any certificate or certificates for units of

Membership Interest shall be issuable upon such exercise as provided in Section 1.5 shall be deemed to have become the holder or holders of record thereof.

1.5.         Delivery of Certificates Upon Exercise  As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than five Business Days after such exercise, the Company shall at its expense cause to be issued in the name of and delivered to the Holder or, subject to Section 5 of this Warrant, as the Holder may direct: (a) a certificate or certificates for the number and type of Warrant Interests, determined as provided in Section 2 of this Warrant, to which the Holder shall be entitled upon such exercise and, (b) unless this Warrant has expired or has been exercised in full, a new Warrant (or Warrants) substantially in the form of, and on the terms in, this Warrant, for the number and type of Warrant Interests remaining following such exercise (without giving effect to any adjustment thereto), and shall be subject to adjustment as provided for in this Warrant as of the date hereof.

1.6.         Exercise Subject to Gaming Approval  Notwithstanding any other provision of this Warrant, the Holder of this Warrant may only exercise this Warrant upon receipt of any and all applicable gaming licenses, findings of suitability, approvals, appropriate waivers from the licensing requirements pursuant to NGC Regulation 15B.070 or upon the Commission’s granting of an order of registration to the Company that allows the Holder of this Warrant to exercise this Warrant without receipt of all applicable gaming licenses, findings of suitability or waivers from the licensing requirements or other approvals (“Gaming Approvals”).  The Company will reasonably cooperate with the Holder in obtaining any Gaming Approvals and meeting any other requirements that the Gaming Authorities may impose in connection with such exercise (including by filing a Form 10 with the Securities and Exchange Commission and the filing of an application for registration as a publicly traded corporation by the Commission after the Closing Date within one month of the written request by the Required Interest).  The costs of obtaining Gaming Approval and meeting any other requirements that the Gaming Authorities may impose in connection with such exercise shall be borne equally by Libra Securities, LLC, on the one hand, and the Required Interest, on the other hand).

1.7.         CMBS Facility  Notwithstanding any other provision of this Warrant, the Holder of this Warrant may not exercise this Warrant until such time as EquityCo and the Company, as the case may be, have complied with Sections 3.9 and 3.10 of the Investor Rights Agreement; provided, however, the restriction on exercise of this Warrant shall lapse on May 29, 2007, regardless of whether Sections 3.9 and 3.10 of the Investor Rights Agreement have been complied with, and after such period, the provisions of this Section 1.7 shall have no effect and the Holder may exercise this Warrant in accordance with the other provisions hereof.

1.8.         Cancellation of Warrant  Upon surrender of this Warrant for exchange, substitution, transfer or exercise, the Company shall cancel and retire it.

Section 2.  Adjustments to Exercise Price and Warrant Interests

2.1.         General  The number of Warrant Interests that the Holder shall be entitled to receive upon exercise of this Warrant shall be determined by multiplying the number of Warrant Interests which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (i) the numerator of which shall be the Exercise Price, and (ii) the denominator of which shall be the Antidilution Price (as defined below) in effect on the date of such exercise.  The price per unit of Membership Interest for the purposes of calculating the number of Warrant Interests issuable hereunder (the “Antidilution Price”) initially shall be $0.01.

2.2.         Adjustments.

(a)           Subdivision or Combination of Membership Interests  If the Company shall at any time after the date hereof subdivide its outstanding units of Membership Interest into a greater number of units (by any split, dividend or otherwise), then the Antidilution Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Company shall at any time after the date hereof combine its outstanding units of Membership Interest into a smaller number of units of Membership Interest (by any reverse split or otherwise), then the Antidilution Price in effect immediately prior to such combination shall be proportionately increased.

(b)           Reorganization or Reclassification  If any capital reorganization or reclassification of the membership interests of the Company shall be effected in such a way that holders of Membership Interests shall be entitled to receive membership interests, securities or assets with respect to or in exchange for Membership Interests, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby, subject to the Gaming Laws and any requirements or restrictions imposed by the Commission, the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Interests immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such membership interests, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding units of Membership Interest equal to the number of units of Membership Interest immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Antidilution Price) shall thereafter be applicable, as nearly as may be, in relation to any membership interests, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(c)           Dividends and Distributions

(i)          Dividends  If the Company at any time or from time to time after the date hereof declares a dividend or makes any other distribution upon any membership interests of the Company other than Membership Interests, which dividend or distribution is payable in units of Membership Interest, Options (as defined below) or Convertible Securities (as defined below), any Membership Interests, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Antidilution Price shall be adjusted pursuant to Section 2.2(d); provided, however, that no adjustment shall be made to the Antidilution Price as a result of such dividend or distribution if the Holder is entitled to, and actually receives such dividend or distribution in accordance with Section 2.2(c)(ii)(B); provided, further, that if any adjustment is made to the Antidilution Price as a result of the declaration of a dividend and such dividend is not effected, the Antidilution Price shall be appropriately readjusted to the Antidilution Price that would have been in effect had such dividend not been declared.

(ii)         Other Dividends and Distributions  If the Company at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Membership Interests entitled to receive, a dividend or other distribution (in each case other than to pay Operating Expenses) payable in:

(A)          cash or securities or other property of the Company other than Membership Interests, Options or Convertible Securities then the Holder shall receive such dividend or distribution as if the Holders had exercised all of the Warrants in full on the date such record is taken; and
(B)           Membership Interests, Options or Convertible Securities, the Holder shall receive such dividend or distribution as if the Holder had exercised the Warrants in full on the date such record is taken; provided, however, that no Holder shall be required to accept any such dividend or distribution if it deems such refusal to be required or advisable under applicable law, in which case such Holder’s rights to receive such dividend or distribution shall be exercisable upon the exercise of the Warrant on the same terms as if exercised as otherwise contemplated under this provision (and, without duplication, the Antidilution Price applicable to such Holder’s Warrants shall be adjusted pursuant to Section 2.2 with respect to such dividend or distribution).

(iii)        Restrictions on Divisions and Distributions.  The declaration of a dividend or the making of a distribution by the Company shall at all times be subject to the Gaming Laws and any requirements or restrictions imposed by the Commission.

(d)           Issuances  Except as provided in Section 2.2(d)(vi) and except in the case of an event described in Section 2.2(a), if at any time after the date hereof the Company shall issue or sell Membership Interests (including deemed issuance or sales thereof) for a consideration per unit of Membership Interest less than the Current Market Price (as defined below) per unit of Membership Interest in effect immediately prior to the date of such issuance or sale (such date, the “Relevant Date”), then, upon such issuance or sale, the Antidilution Price then in effect shall be adjusted to the price determined by multiplying the Antidilution Price then in effect by a fraction: (i) the numerator of which shall be the sum of (A) the Membership Interests Deemed Outstanding (as defined below) immediately prior to such offering including, for this purpose, all units of Membership Interest that are then issuable upon exercise or conversion of Options and Convertible Securities and (B) the number of units of Membership Interest that the aggregate consideration received by the Company for the total number of such additional units of Membership Interest so issued or sold (or deemed issued or sold) would purchase at the Current Market Price on the Relevant Date; and (ii) the denominator of which shall be the sum of (A) the Membership Interests Deemed Outstanding immediately prior to the consummation of such issuance or sale, including, for this purpose, all Membership Interests that are then issuable upon exercise or conversion of Options and Convertible Securities outstanding immediately prior to such issuance or sale, and (B) the number of units of Membership Interest issued or sold and/or units of Membership Interest that are issuable upon exercise or conversion of any Options or Convertible Securities issued or sold for which an adjustment (or readjustment) to the Antidilution Price is being made.

For purposes of this Section 2.2(d), the following shall also be applicable:

(i)            Issuance of Rights or Options  If the Company, at any time after the date hereof grants (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options to purchase, units of Membership Interest or any membership interests or security convertible into or exchangeable for units of Membership Interest (such warrants, rights or options being called “Options” and such convertible or exercisable membership interests or securities being called “Convertible Securities”), in each case for consideration per unit of Membership Interest (determined as provided in this paragraph and in Section 2.2(d)(iv)) less than the Current Market Price per unit of Membership Interest then in effect, whether or not such Options or Convertible Securities are immediately exercisable, convertible, or exchangeable, then the total maximum number of units of Membership Interest issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options, at a price per unit of Membership Interest equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange of Convertible Securities, by (B) the total maximum number of units of Membership Interests deemed to have been so issued.  Except as otherwise provided in Section 2.2(d)(iii), no adjustment of the Antidilution Price shall be made upon the actual issuance of such Membership Interests or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Membership Interests upon conversion or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities  If the Company, at any time after the date hereof issues or sells any Convertible Securities for consideration per unit of Membership Interest (determined as provided in this paragraph and in Section 2.2(d)(iv)) less than the Current Market Price then in effect, whether or not the right to exchange or convert any such Convertible Securities is immediately exercisable, then the total maximum number of units of Membership Interest issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities, at a price per unit of Membership Interest equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of units of Membership Interest deemed to have been so issued; provided, however, that (1) except as otherwise provided in Section 2.2(d)(iii), no adjustment of the Antidilution Price shall be made upon the actual issuance of such Membership Interests upon conversion or exchange of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Antidilution Price shall be made by reason of such issuance or sale.

(iii)          Change in Option Price or Conversion Rate; Termination of Options or Convertible Securities  If a change occurs in (A) the maximum number of units of Membership Interest issuable in connection with any Option referred to in Section 2.2(d)(i) or any Convertible Securities referred to in Section 2.2(d)(i) or (ii), (B) the purchase price provided for in any Option referred to in Section 2.2(d)(i), (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 2.2(d)(i) or (ii), or (D) the rate at which Convertible Securities referred to in Section 2.2(d)(i) or (ii) are convertible into or exchangeable for units of Membership Interest, (in each case, other than in connection with an event described in Section 2.2(a)),then the Antidilution Price in effect at the time of such event shall be readjusted to the Antidilution Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding provided for such changed maximum number of membership interests, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.  Upon the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Antidilution Price then in effect hereunder shall be increased to the Antidilution Price that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of units of Membership Interests deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or been issued at such higher price, as the case may be.

(iv)          Consideration for Membership Interests  In case any units of Membership Interest are issued or sold, or deemed issued or sold for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Company therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 2.2(d)(i) or Section 2.2(d)(ii), as appropriate) determined in the manner set forth below in this Section 2.2(d)(iv).  If any units of Membership Interest are issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration received or to be received by the Company (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 2.2(d)(i) or Section 2.2(d)(ii), as appropriate) as determined in good faith by EquityCo, L.L.C., a Nevada limited liability company, as the sole member of the Company (the “ Member”) and Holders holding Warrants representing in excess of 50% of the Warrant Interests issuable upon exercise of all outstanding Warrants (a “Required Interest”).  If any Options are issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Member and a Required Interest; provided, that if the Member and a Required Interest are unable to reach agreement as to the value of such consideration, then the value thereof will be determined by an Appraiser as provided in Section 6.1.

(v)           Indeterminable Amounts  In calculating any adjustment to the Antidilution Price pursuant to this Section 2.2(d), any Options or Convertible Securities that provide, as of the effective date of such adjustment, for the issuance upon exercise or conversion thereof of an indeterminable number of units of Membership Interest shall (together with the units of Membership Interest issuable upon exercise or conversion thereof) be disregarded for purposes of the calculation of Membership Interests Deemed Outstanding; provided, that at such time as a number of units of Membership Interest issuable upon exercise or conversion of such Options or Convertible Securities becomes determinable, then the Antidilution Price shall be adjusted as provided in Section 2.2(d)(iii).

(vi)          Certain Issues of Membership Interests Excepted  Notwithstanding anything herein to the contrary, no adjustment to the number of Warrant Interests or the Antidilution Price shall be made in the case of an issuance from and after the date hereof of  (i) issuances, grants or sales of Membership Interests (or Options or Convertible Securities for Membership Interests) to employees of the Company and its Subsidiaries (other than employees that are affiliated with BH/RE) in an aggregate amount not to exceed 6,000 Class B Units (subject to adjustments pursuant to Sections 2.2(a), 2.2 (b) and 2.2(c)) (the “Management Pool”), (ii) units of Membership Interest upon exercise of the Warrants, and (iii) units of Membership Interest (or Options or Convertible Securities for Membership Interests) acquired by the Holder hereof through the exercise of the Holder’s pre-emptive rights pursuant to Section 4.1 of the Investor Rights Agreement.

(vii)         Membership Interests Deemed Outstanding.  For purposes of this Section 2.2(d), the term “Membership Interests Deemed Outstanding” shall mean, at any time, the sum of (A) the number of units of Membership Interest outstanding immediately prior to the Relevant Date (including for this purpose all Membership Interest issuable upon exercise or conversion of any Options or Convertible Securities outstanding immediately prior to the Relevant Date), plus (B) the number of units of Membership Interest issued or sold (or deemed issued or sold) after the Relevant Date, the issuance or sale of which resulted in an adjustment to the Antidilution Price pursuant to Section 2.2(d)(iii), plus (C) the number of units of Membership Interest deemed issued or sold pursuant to Section 2.2(d)(v) above; provided, that Membership Interests Deemed Outstanding shall not include the Warrant Interests or any units of Membership Interest issuable upon exercise of the Warrant Interests.

(e)             Adjustment for Merger, Consolidation, Liquidation etc  Upon any merger or consolidation of the Company with or into another limited liability company (or other legal entity), or any sale of all or substantially all of the assets of the Company to another limited liability company (or other legal entity), subject to the Gaming Laws and any requirements or restrictions imposed by the Commission, this Warrant shall automatically convert into the right to receive the kind and amount of membership interests or other securities or property to which a Holder of the number of units of Membership Interest of the Company deliverable upon the exercise of this Warrant in full would have been entitled upon such merger, consolidation, or asset sale (and any distribution of assets to members of the Company following such asset sale).  The Company shall use reasonable best efforts to structure and consummate any merger, consolidation or such sale, to permit the Holder to participate in such transaction on an as exercised basis. Notwithstanding anything to the contrary contained herein but subject to the Gaming Laws and any requirements or restrictions imposed by the Commission, each Holder shall have the right to exercise the Warrant immediately prior to or simultaneously with the consummation of such merger, consolidation, or asset sale in accordance with the provisions of Section 1.

(ii)           The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets shall assume by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder such membership interests, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon the automatic conversion, or exercise, of this Warrant, as applicable.

(iii)          Subject to the Gaming Laws and any requirements or restrictions imposed by the Commission, upon any liquidation, dissolution or winding up of the Company, the Holder shall receive such cash or property (less the Exercise Price) which the Holder would have been entitled to receive upon the happening of such liquidation, dissolution or winding up had the Warrants been exercised and the Warrant Interests issued immediately prior to the occurrence of such liquidation, dissolution or winding up, and, upon the Holder’s receipt of such cash or property, the Warrants shall terminate.

(f)             Additional Warrants Upon Certain Events; Other Adjustments.  The number of Warrant Interests issuable upon exercise or conversion hereof shall be increased as set forth below upon the occurrence of the following events:

(i)            [reserved]

(ii)           [reserved]

(iii)          [reserved]

(iv)          Upon the incurrence of Indebtedness other than Permitted Indebtedness or Indebtedness incurred in a refinancing of the outstanding principal amount of Permitted Indebtedness (together with any accrued interest, premiums and any reasonable fees and expenses incurred therewith) (such amount, the “Debt Threshold”), the number of Warrant Interests issuable upon exercise or conversion hereof shall be increased by the number of units of Membership Interests as is necessary to provide the Holder with an additional 0.0172% interest in the fully-diluted equity of the Company as of the Closing Date for each $5,000,000 of Indebtedness in excess of the Debt Threshold (applied proportionally from the first dollar in excess of the Debt Threshold), subject to dilution from the Management Pool.  Adjustments under this Section 2.2(f)(iv) shall be made from time to time as the Company incurs Indebtedness in excess of the Debt Threshold; provided, that adjustment under this Section 2.2(f)(iv) shall be made only once for each dollar of Indebtedness in excess of the Debt Threshold.  For clarity, no adjustment hereunder shall be made in connection with the closing of the CMBS Facility or the incurrence of any third-party refinancing of Indebtedness including any accrued interest, premiums and any reasonable fees and expenses incurred as a result of such third-party refinancing);

(v)           Upon contribution of the Additional Capital Amount (as defined in Section 7.1 of the Investor Rights Agreement) to the equity of the Company or any of its Subsidiaries, the number of Warrant Interests issuable upon exercise or conversion hereof shall be increased by the number of units of Membership Interests as is necessary to maintain at least the same percentage interest in the Company and, indirectly, in its Subsidiaries, that this Warrant represented immediately prior to such issuance (including, for purposes of this clause (v), any interest acquired by the Holder of this Warrant in connection with the contribution of the Additional Capital Amount through the exercise of the Holder’s pre-emptive rights pursuant to Section 4.1 of the Investor Rights Agreement);  provided, that no adjustment under this section shall be made with respect to the closing of the CMBS Facility or with respect to any proceeds received by the Company or its Subsidiaries from the issuance of the Indebtedness to refinance other Indebtedness (including any accrued interest, premiums and any reasonable fees and expenses incurred as a result of such third-party refinancing); and

(vi)          Upon the issuance of any units of Membership Interests of the Company to any guarantor of Indebtedness for the reasons specified in Section 7.11 (CMBS Guarantees; Reimbursement) of the Investor Rights Agreement, the number of Warrant Interests issuable upon exercise or conversion hereof shall be increased by the number of units of Membership Interests as is necessary to maintain at least the same percentage interest in the Company and, indirectly, in its Subsidiaries, that this Warrant represented immediately prior to such issuance of units of Membership Interests (including, for purposes of this clause (vi), any interest acquired by the Holder of this Warrant in connection with such issuance of units of Membership Interests through the exercise of the Holder’s pre-emptive rights pursuant to Section 4.1 of the Investor Rights Agreement).

(vii)         Upon the issuance of any units of Membership Interests of the Company to any Person making all or a portion of the Minimum Capital Contribution for the reasons specified in Section 8.4 (Limitations on Incurrence of Indebtedness and Issuance of Interest) of the Investor Rights Agreement , the number of Warrant Interests issuable upon exercise or conversion hereof shall be increased by the number of units of Membership Interests as is necessary to maintain at least the same percentage interest in the Company and, indirectly, in its Subsidiaries, that this Warrant represented immediately prior to such issuance of units of Membership Interests (including, for purposes of this clause (vii), any interest acquired by the Holder of this Warrant in connection with such issuance of units of Membership Interests through the exercise of the Holder’s pre-emptive rights pursuant to Section 4.1 of the Investor Rights Agreement).

(viii)        In the event of any breach by the Company or any of its Subsidiaries of any of the terms of the Restructuring Documents (including a breach that results from a failure to disclose the existence of any “Default” or “Event of Default” (each as defined in the Purchase Agreement) under the Purchase Agreement as of the date of the Restructuring Agreement) that remains uncured for a period of twenty (20) days after written notice of such breach is provided to the Company, and for each such twenty-day period thereafter that such breach remains uncured, the number of Warrant Interests issuable upon exercise or conversion hereof shall be increased by the number of units of Membership Interests as is necessary to provide the Holder with an additional 0.0172% interest in the fully-diluted equity of the Company; provided, however, that in no event shall adjustments made pursuant to this clause (viii) result in an aggregate increase of more than an additional 3.44% interest in the fully-diluted equity of the Company.  Adjustments under this Section 2.2(f)(viii) shall be made from time to time for each twenty-day period such breach by the Company remains uncured.

  Any adjustment made pursuant to clauses (iv), (v), (vi) or (vii) of this Section 2.2(f) shall be the exclusive adjustment made to the number of Warrant Interests in connection with the contribution or issuance giving rise to such adjustment.  Upon any adjustment pursuant to this Section 2.2(f), a corresponding reduction shall be made to the Antidilution Price.

(g)           Record Date  If the Company takes a record of the Holders of its Membership Interests for the purpose of entitling them (A) to receive a dividend or other distribution payable in Membership Interests, Options or Convertible Securities, or (B) to subscribe for or purchase Membership Interests, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Membership Interests deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(h)           Other Dilutive Events.  In case any event shall occur as to which, but for this Section 2.2(h), the provisions of this Section 2 are not directly applicable, and the failure to make any adjustment would not in the opinion of the Holder fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections, then, in each case, at the request of the Required Interest, the Company shall appoint an Appraiser, which shall give its opinion upon the adjustment, if any, on the basis consistent with the essential intent and principles established in this Section 2, necessary to preserve, without dilution, the purchase rights by this Warrant.  Upon receipt of such Appraiser’s opinion, which shall be applicable to all Holders, the Company shall promptly mail a copy thereof to the Holders and shall make the adjustments described therein, if any.

Section 3.  Redemption and Cancellation of Warrants

3.1.         Put Right.

(a)           In the event that the Company has not consummated a Liquidity Event on or before December 9, 2011, the Holder may demand at any time from such date until the Expiration Date (the “Put Period”) that the Company purchase (or cause to be purchased) this Warrant and any Warrant Interests held by the Holder (the “Put Securities”) for the Redemption Price by delivery of a written notice to the Company (the date such notice is delivered to the Company shall hereinafter be referred to as the “Put Demand Date”); provided, that prior to the commencement of the Put Period, the Company may elect, by delivering prior written notice to the Holder no later than 180 days prior to the commencement of the Put Period, to extend the commencement of the Put Period and the Expiration Date to September 9, 2012.  Within ten Business Days of the Put Demand Date, the Company shall deliver a notice to the Holder identifying the Redemption Price and providing the calculations thereof.  The Company shall pay the Redemption Price to such Holder as soon as reasonably practicable (the “Put Payment Date”), but in no event later than 180 days after the Put Demand Date (the “Put Demand Period”), upon surrender of this Warrant, together with any certificates evidencing any other Put Securities, to the Company, at its Office, or, if requested by such Holder without surrender of this Warrant or such other certificates, by wire transfer of immediately available funds to an account or accounts designated in writing by the Holder; provided, however, that the foregoing obligations of the Company, and the time periods in which they must be performed, shall be subject to the Gaming Laws and any requirements or restrictions imposed by the Commission.  The right of the Holder to demand that the Company purchase the Put Securities is referred to as the Holder’s “Put Right”.

(b)           Upon surrender of this Warrant in accordance with Section 3.1(a) for payment of the Redemption Price, the right to purchase Warrant Interests represented by this Warrant shall terminate, and this Warrant shall represent the right of the Holder to receive only the applicable Redemption Price from the Company in accordance with Section 3.1.

(c)           Automatic Conversion into Debt  In the event that the Company fails to purchase this Warrant prior to the expiration of the Put Demand Period after using its best efforts to do so, then all obligations of the Company to pay the Redemption Price pursuant to Section 3.1(a) shall, subject to the Gaming Laws and any requirements or restrictions imposed by the Commission, convert automatically without any further action or acknowledgment on the part of the Company or the Holder, into secured indebtedness of the Company in the aggregate principal amount of the Redemption Price, secured by the pledge granted to the Collateral Agent under the Pledge Agreement (the “Put Note”).  The Put Note shall evidence an obligation of the Company to pay to such Holder, on a date no later than the first anniversary of the Put Demand Date, an amount equal to the Redemption Price, together with accrued and unpaid interest (based on a 360-day year of 30-day months) at a rate per annum on the unpaid principal amount thereof equal to the Default Rate, or such lower rate as then may be the maximum rate permitted by applicable law, and interest thereon shall be payable in cash semi-annually in six-month intervals starting on the day that is six-months after the date the obligations of the Company to pay the Redemption Price are converted into the Put Note, or if the Company so elects at any time and from time to time in its sole discretion more frequently than semi-annually upon written notice to the Holder, to be capitalized and added to the unpaid principal amount of the Put Note semi-annually on each such interest payment date, until such Put Note is paid in full.  The rate of interest payable on the Put Note shall increase by one percent (1.00%) as of the last day of each fiscal quarter commencing with the fiscal quarter following the fiscal quarter in which the Put Demand Date occurs until the Put Note is paid in full.  Nothing in this Section 3.1(c) shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law.  The Put Note may be prepaid by the Company at any time in whole or in part without premium or penalty.  The entire principal amount of the Put Note and any interest accrued thereon shall become immediately due and payable (A) upon the consummation of a Liquidity Event or (B) in the event (i) the Company agrees, submits or consents to any voluntary or involuntary dissolution, liquidation or winding-up of the Company or any Subsidiary; (ii) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating the Company or any Subsidiary bankrupt or insolvent, or approving a petition in any such case or other proceeding; or (iii) a decree or order for relief is entered in respect of the Company or any Subsidiary in an involuntary case under federal bankruptcy laws as now or hereafter constituted (each, an “Insolvency Event”). All payments of principal and cash interest on the Put Note shall be made by wire transfer of immediately available funds to an account or accounts designated in writing by the Holder.  The Holder further acknowledges and agrees that, without prejudice to any of Holder’s rights to receive the Redemption Price, and/or any payments of principal or interest under the Put Note when due, its rights to receive such Redemption Price, and/or payments of principal or interest under the Put Note, shall be subject to applicable Gaming Laws and any applicable requirements or restrictions imposed by the Commission.

3.2.         Redemption upon Replacement of Securityholder.  If a Holder is required to dispose of its Warrant, Warrant Interests and/or Put Notes pursuant to Section 3.8 (Replacement of Unsuitable Securityholder) of the Investor Rights Agreement, the Warrant, Warrant Interests and/or Put Notes held by such Holder shall be purchased or redeemed (as applicable) at a price equal to the Redemption Price, in accordance with Section 3.8 (Replacement of Unsuitable Securityholder) of the Investor Rights Agreement.

Section 4.  Covenants of the Company

4.1.         The Company covenants and agrees that:

(a)           all Warrant Interests that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance and payment of the Exercise Price, be duly authorized and validly issued and free from preemptive rights and all transfer taxes, liens, charges and security interests with respect to the issuance thereof;

(b)           during the period within which this Warrant may be exercised, it will at all times have authorized and reserved, without limitation, out of the aggregate of its authorized but unissued units of Membership Interests, a sufficient number of Warrant Interests to provide for the exercise of rights represented by this Warrant;

(c)           if any Warrant Interests reserved or to be reserved to provide for the exercise of this Warrant require registration with or approval of any governmental or self-regulatory authority under any federal or state law or stock exchange or NASDAQ rule before such membership interests may be validly issued, then it shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be;

(d)           before taking any action that would cause an adjustment pursuant to Section 2, the Company will take any and all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue Warrant Interests at the Exercise Price.

(e)           if it shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or a registration statement pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other applicable public information reporting requirements of the Securities and Exchange Commission from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any restricted securities, including Rule 144 and Rule 144A promulgated by such commission under the Securities Act; and

(f)            it shall not, by amendment to its articles of organization (whether by way of merger, operation of law, or otherwise) or through reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action (including any of the foregoing that constitutes a Liquidity Event), avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be reasonably necessary in order to protect the rights of the Holders against impairment.  Nothing in this clause will restrict the Company from taking any action required by any Gaming Authority.

Section 5.  Restrictions on Transfer

5.1.         Restrictive Legend.

(a)           The Warrant Interests issuable upon exercise hereof, are subject to certain restrictions on transfer as set forth in the Amended and Restated Investor Rights Agreement dated as of  November 30,  2006, by and among the Company and the parties thereto (as the same may be amended from time to time, the “Investor Rights Agreement”) and may be subject to redemption as provided in the Company’s Articles of Organization and Operating Agreement.  Each certificate representing Warrant Interests issued upon exercise of this Warrant and each certificate issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the form as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES, (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS, AND (3) IN ACCORDANCE WITH APPLICABLE STATE GAMING LAWS AND REQUIREMENTS AND RESTRICTIONS IMPOSED BY THE NEVADA GAMING COMMISSION

THE MEMBERSHIP INTERESTS ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO THE PROVISIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AS OF NOVEMBER 30, 2006, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN.  A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

WHEN THE LIMITED LIABILITY COMPANY ISSUING THE OWNERSHIP INTEREST REPRESENTED BY THIS CERTIFICATE HAS BEEN LICENSED BY OR REGISTERED WITH THE NEVADA GAMING COMMISSION, THE PURPORTED SALE, ASSIGNMENT, TRANSFER, PLEDGE, GRANTING OF ANY OPTION TO PURCHASE OR OTHER DISPOSITION OF SUCH INTEREST SHALL BE INEFFECTIVE UNLESS APPROVED IN ADVANCE BY THE COMMISSION.  IF AT ANY TIME THE COMMISSION FINDS THAT A MEMBER IS UNSUITABLE TO HOLD SUCH INTEREST, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT SHALL BE SUBJECT TO REDEMPTION AND/OR REPURCHASE, PURSUANT TO THE TERMS SET FORTH HEREIN.  BEGINNING ON THE DATE WHEN THE COMMISSION SERVES NOTICE OR A DETERMINATION OF UNSUITABILITY PURSUANT TO APPLICABLE LAW UPON THE COMPANY, IT SHALL BE UNLAWFUL FOR THE UNSUITABLE MEMBER (A) TO RECEIVE ANY DIVIDEND OR INTEREST OR ANY PAYMENT OR DISTRIBUTION OF ANY KIND, INCLUDING OF ANY SHARE OF THE DISTRIBUTION OF PROFITS OR CASH OR ANY OTHER PROPERTY, OR PAYMENTS UPON DISSOLUTION, FROM THE COMPANY, OTHER THAN A RETURN OF CAPITAL AS REQUIRED ABOVE; (B) TO EXERCISE DIRECTLY OR THROUGH ANY PROXY, TRUSTEE OR NOMINEE ANY VOTING RIGHT CONFERRED BY THE MEMBER’S INTEREST IN THE COMPANY; (C) TO PARTICIPATE IN THE MANAGEMENT OF THE COMPANY; OR (D) TO RECEIVE ANY REMUNERATION (OTHER THAN THE REDEMPTION PRICE) IN ANY FORM FROM THE COMPANY OR FROM ANY COMPANY HOLDING A GAMING LICENSE FOR SERVICES RENDERED OR OTHERWISE.

(b)           In furtherance of the foregoing, if at any time any securities other than Membership Interests shall be issuable upon the exercise of this Warrant, such securities shall bear a legend similar to the ones set forth above.  Whenever the legend requirement imposed by the Investor Rights Agreement shall terminate, upon exercise of the Warrant, the Holder shall be entitled to receive within five Business Days from the Company, at the Company’s expense, a new certificate or certificates representing Warrant Interests issued upon exercise of this Warrant, in each case, without such legends.

5.2.         Restriction on Transfer.

(a)           General Restrictions.  The Holder shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) this Warrant unless such Holder’s transferee has agreed in writing to be bound by the terms of this Warrant (including Section 1.6 hereof) and in accordance with Section 6.15 hereof.

(b)           Transfers to Competitors.  Absent a breach of the terms of the Restructuring Documents that remains uncured for a period of 20 days from the delivery of written notice to the Company, no Holder shall directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) this Warrant (or any securities into which such Warrant is convertible or exchangeable) to any Person that is a Competitor of the Company.

(c)           Qualified Public Offering Restrictions.  The Holder shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) this Warrant (or any securities into which such Warrant is convertible or exchangeable) or any other securities of the issuer of the securities in the Qualified Public Offering during any “blackout period” required by any underwriter in connection with a Qualified Public Offering, which “blackout period” shall in no event exceed the earlier of (i) 180 days from the date securities are first sold in the Qualified Public Offering, and (ii) the date any holder of 1% or more of the voting common equity securities of the Company, that is subject to such “blackout period”, is released from such restriction.  In order to enforce the foregoing covenant, the issuer in such Qualified Public Offering may impose stop-transfer instructions with respect to the securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such “blackout period.”

(d)           Gaming Restriction.  No Holder shall be permitted to transfer this Warrant (or any securities into which such Warrant is convertible or exchangeable) except in accordance with all applicable Gaming Laws and any requirements or restrictions imposed by the Commission.

Section 6.  Miscellaneous

6.1.         Notice of Adjustments; Appraisal.

(a)           In each case of any adjustment or readjustment in the number of Warrant Interests issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide a written report thereof certified by the Member, the Chief Financial Officer of the Company or the Chief Executive Officer to the Holder stating the number of Warrant Interests and the Antidilution Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based (each, an “Adjustment Notice”).

(b)           Within 25 days of receipt of an Adjustment Notice, the Holder or Holders representing a Required Interest shall have the right to cause the Company to appoint an Appraiser to verify such computations reported pursuant to Section 2, Section 3 or Section 6.1(a), including, without limitation, any determination made by the Member.  Such Holder or Holders shall exercise its or their right pursuant to this Section 6.1(b) by delivering a written request (each, an “Appraisal Notice”) to the Company.  Each such dispute shall be resolved as set forth below.

(c)           The Company shall within 30 days after an Appraisal Notice has been given, engage an Appraiser to make an independent determination of the Current Market Price and the other disputed calculations or amounts (such determination, the “Appraiser’s Determination”).  The Appraiser’s Determination shall be final and binding on the Company and each holder of the Warrants.  The costs of conducting any appraisal shall be borne entirely by the Company; provided, that in the event that the Company’s computation of the adjustment or readjustment contained in the applicable Adjustment Notice and the Appraiser’s Determination differ by not more than 10%, the cost and expense of the Appraiser shall be borne by the Holder.

(d)           The Company shall also keep copies of all such reports generated pursuant to this Section 6.1 at its Office and will cause the same to be available for inspection at such Office during normal business hours by the Holder any prospective purchaser of this Warrant designated by the Holder.

6.2.         Notice of Certain Events  In case at any time:

(a)           the Company shall pay any dividend upon, or make any distribution in respect of, its membership interests of the Company;

(b)           the Company shall propose to register any of its equity securities under the Securities Act in connection with a public offering;

(c)           there shall be any proposed Liquidity Event, Insolvency Event, capital reorganization, or reclassification of the membership interests of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another person; or

(d)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give notice to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such Liquidity Event, Insolvency Event, public offering, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be, all of which shall be, in each case, in compliance with the provision of Section 2.2(g).  Such notice shall be given not less than 10 days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) of the preceding sentence and, to the extent such disclosure (x) is not prohibited by Applicable Laws or (y) would not require the Company or any

Affiliate to make a public announcement of such event, at least 20 days prior to the action in question, in the case of an action specified in clause (ii) of the preceding sentence.

6.3.         Notice  Any notice that is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two days after being sent by overnight delivery providing receipt of delivery, to the following addresses:  if to the Company: MezzCo, L.L.C, c/o OpBiz, L.L.C., 3667 Las Vegas Boulevard South, Las Vegas, Nevada 89109 Attn: Joshua Revitz, c/o Debbie Faint Facsimile No.: (702) 785-5080 or at any other address designated by the Company to Holder, with a copy to Greenberg Traurig LLP, 200 Park Avenue, New York, New York 10166 Attn:  Joseph Kishel, Esq., Facsimile No.: (212) 805-9203; if to Holder, Post Total Return Fund, L.P., 11755 Wilshire Boulevard, Suite 1400, Los Angeles, CA 90025, or at any other address designated by Holder to the Company in writing.

6.4.         No Change in Warrant Terms on Adjustment  Irrespective of any adjustment in the Antidilution Price or the number of Warrant Interests, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of Membership Interests as are stated herein and the Antidilution Price and such number of Membership Interests specified herein shall be deemed to have been so adjusted.

6.5.         Issuance and Transfer Taxes  The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other similar taxes, if any, that may be payable in respect of the issuance or delivery of the Warrants or of the Warrant Interests purchasable and issuable upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any such tax or other charge imposed in respect of the transfer of Warrants, or the issuance or delivery of certificates for Warrant Interests or other securities in respect of the Warrant Interests upon the exercise of Warrants, to a person or entity other than a then-existing registered holder of Warrants or other securities issued by the Company.

6.6.         Exchange of Warrant  This Warrant is exchangeable at no cost to the Holder upon the surrender hereof by Holder at the Company’s office, for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the type and number of Warrant Interests that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of Warrant Interests as shall be designated by said Holder hereof at the time of such surrender.

6.7.         Lost, Stolen, Mutilated or Destroyed Warrant  If this Warrant is lost, stolen, mutilated or destroyed, the Company shall at no cost to the Holder, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

6.8.         Governing Law  This Warrant shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles thereof.  Notwithstanding the foregoing, matters of law in this Warrant that are related to gaming in Nevada shall be governed by the Gaming Laws in their current form and as they may hereafter be amended from time to time.

6.9.         Section Headings; Construction  The descriptive headings in this Warrant have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.  The parties have participated jointly in the negotiation and drafting of this Warrant and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions.  In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant and the agreements, documents and instruments executed and delivered in connection herewith.

6.10.       Dispute Resolution.

(a)           Except as provided in Section 6.1, all disputes, claims, or controversies arising out of or relating to this Warrant or the negotiation, breach, termination, validity or performance hereof that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted before J.A.M.S./Endispute, Inc. or its successor.  The arbitration shall be held in Las Vegas, Nevada before a single arbitrator and shall be conducted in accordance with the rules and regulations promulgated by J.A.M.S./Endispute, Inc. unless specifically modified herein.

(b)           The parties covenant and agree that the arbitration hearing shall commence within twenty (20) days of the date on which a written demand for arbitration is filed by any party hereto.  In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.  In addition, each party may take up to three (3) depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party.  However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission.  In connection with any arbitration, each party shall provide to the other, no later than ten (10) business days before the date of the arbitration, the identity of all Persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert, and a summary of the expert’s opinions and the basis for said opinions.  The arbitrator’s decision and award shall be made and delivered within ten (10) days of the conclusion of the arbitration.  The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability.  The arbitrator shall not award punitive damages or any other damages that are specifically excluded under this Warrant, and each party hereby irrevocably waives any claim to such damages

(c)           The parties covenant and agree that they will participate in the arbitration in good faith and, except as set forth below, shall (i) bear their own attorneys’ fees costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by J.A.M.S./Endispute, Inc.  The arbitrator may in his or her discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding.  Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys’ fees, incurred by the other party in enforcing the award.  This agreement applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.  The dispute resolution provisions of this Section 6.10 shall be enforceable in any court of competent jurisdiction.

6.11.       Consent to Jurisdiction  Each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of J.A.M.S./Endispute, Inc. to resolve all disputes, claims or controversies arising out of or relating to this Warrant or the negotiation, breach, termination, validity or performance hereof and or and further consents to the jurisdiction of the courts of the State of California for the purposes of enforcing the arbitration provisions of this Agreement.  Each party further irrevocably waives any objection to proceeding before J.A.M.S./Endispute, Inc. based upon lack of personal jurisdiction or to improper venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before J.A.M.S./Endispute, Inc. has been brought in an inconvenient forum.  Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given.  Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail are made for the express benefit of the other parties hereto.

6.12.       Remedies; Severability  Notwithstanding Sections 6.10 and 6.11, it is specifically understood and agreed that any breach of the provisions of this Warrant by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law).  Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Warrant.

6.13.       Integration  This Warrant and the Investor Rights Agreement, including the exhibits referred to herein and therein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

6.14.       No Rights or Liabilities as Member  Nothing contained in this Warrant shall be construed as conferring upon the Holder any rights as a member of the Company or as imposing any obligation on the Holder to purchase any securities or as imposing any liabilities on the

Holder as a member of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.

6.15.       Agreement to be Bound; Covenants of the Investor Rights Agreement.

(a)           Agreement to be Bound.  By Holder’s receipt and acceptance of this Warrant, the Holder acknowledges and hereby agrees to be bound by such terms and conditions of this Warrant and the Investor Rights Agreement that are applicable to the Holder.  Any and all Warrant Interests issued upon exercise hereof shall, immediately upon such issuance, and without further action by or on behalf of the Holder or the Company, become subject to such terms and conditions of the Investor Rights Agreement, the Articles of Organization of the Company and the Company’s Third Amended and Restated Operating Agreement, as are by their terms applicable to such Warrant Interests, as well as Gaming Laws and any requirements or restrictions imposed by the Commission.

(b)           Covenants of the Investor Rights Agreement.  By Holder’s receipt and acceptance of this Warrant, the Holder acknowledges and hereby agrees that the Warrants and the Warrant Interests shall be entitled to the benefits of certain covenants in the Investor Rights Agreement, as set forth in Sections 7.1 (Additional Indebtedness), 7.2 (Restrictions on Equity Interests), 7.3 (Put Right), 7.4 (Communications with Gaming Authorities), 7.5 (Tax Covenants), 7.6 (Books and Records), 7.7 (Financial and Other Information), 7.8 (Notices), 7.9 (Existence, Good Standing and Legal Requirements), 7.10 (Election of Directors; Observation Rights), 7.11 (CMBS Guarantees; Reimbursements), 7.12 (Costs, Expenses and Taxes), 7.13 (Indemnification), 8.1 (Transactions with Affiliates), 8.2 (Business Conducted), 8.3 (Tax Classification) and 8.4 (Limits on Incurrence of Indebtedness and Issuance of Interests) of the Investor Rights Agreement.

(c)           Non-Disclosure.  By Holder’s receipt and acceptance of this Warrant, the Holder acknowledges and hereby agrees that the Warrants, the Warrant Interests and the Put Notes shall be subject, in all respects, to the confidentiality obligations as set forth in Section 9.14 (Non-Disclosure) of the Investor Rights Agreement.

6.16.       Waivers and Consents; Amendments.

(a)           For the purposes of this Warrant and all documents executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof.  No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision contemplated herein.

(b)           No amendment to this Warrant may be made without the written consent of the Company and the Holders representing the Required Interest.

(c)           Unless otherwise specified herein, any actions required to be taken with respect to consents, approvals or waivers required or contemplated to be given by the Holder, shall require the vote of the Holder or Holders representing the Required Interest and any such action shall bind all of the Holders; provided, however that the consent of the Holder will be required to (i) reduce the number of Warrant Interest into which this Warrant is exercisable (except pursuant to the express antidilution provisions of Section 2), (ii) increase the Exercise Price, (iii) modify the Holder’s right to transfer the Warrant,  (iv) amend, modify or waive the application of Section 2 (Adjustments to Exercise Price and Warrant Interests), (v) amend, modify or waive application of Section 3.1 (Put Right), (vi) approve any modification to or waiver from the terms of this Warrant that would treat the Holder in a discriminatory manner, or (vii) amend, modify or waive application of this Section 6.16(c).

6.17.       Certain Definitions  The following terms as used in this Warrant shall have the following meanings:

(a)           An “Affiliate” means, with respect to any Person, (a) any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person, (b) any other Person owning or controlling 10% or more of the outstanding voting interests of such Person, (c) any officer, director, general partner, managing member or trustee of such Person, or (d) any other Person which is an officer, director, general partner, managing member, trustee or holder of 10% or more of the voting interests of any other Person described in clauses (a) through (c) of this definition.  As used in this definition, the term “control”, “controlling”, “controlled by” or “under common control with” means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through voting securities, by contract or otherwise.

(b)           “Appraiser” means an independent nationally recognized investment bank or other qualified financial institution acceptable to the Company and a Required Interest.

(c)           “Business Day” means any day excluding Saturday, Sunday and any day which shall be in Nevada, Texas or the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental action to close.  Any reference to “days” (unless Business Days are specified) shall mean calendar days.

(d)           “Commission” means the Nevada Gaming Commission.

(e)           “Competitor” means (i) any Person that operates, or owns 50% or more of the Equity Interests in, one or more casinos or casino/hotels, (ii) any Person that engages in the management of one or more casinos or casino/hotels as a material portion of its business, or (iii) any Person that directly or indirectly is in control of, is controlled by or under common control with any of the foregoing.

(f)            “Current Market Price” means, on any date specified herein, (i) the average daily Market Price during the period of the most recent 20 days ending on the Relevant Date, on which the national securities exchanges were open for trading, (ii) if no class of Membership Interests are then listed or admitted to trading on any national securities exchange or granted in the over-the-counter market, then the “Current Market Price” shall be the Market Price on such date or (iii) if there shall have been no trading on such date or if such security is not so designated or if such security is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, or if the asset to be valued is other property, the Fair Market Value thereof determined in good faith by the Member and Holders holding a Required Interest.

(g)           “Default Rate” means 20% per annum, or such lower rate as then may be the maximum rate permitted by Applicable Law.

(h)           “EBITDA” shall mean without duplication, (a) the sum of (i) Net Income, (ii) Interest Expense, (iii) federal, state and local income taxes deducted in determining Net Income, and (iv) depreciation and amortization and other non-cash items properly deducted in determining Net Income, in each case on a consolidated basis for the Company and its Subsidiaries for such period, calculated on a consolidated basis in accordance with generally accepted accounting principles, minus (b) non-cash items properly added in determining Net Income for such period (calculated on a consolidated basis in accordance with generally accepted accounting principles).  Any and all payments made to Northwind in cash pursuant to the Energy Services Agreement shall be deemed to be operating expenses of the Company for the purpose of determining EBITDA.

(i)            “Energy Services Agreement” means that certain Energy Service Agreement dated as of September 24, 1998 by and between Aladdin Gaming and Northwind as amended and assumed by Aladdin Gaming and assigned to OpBiz.

(j)            “Equity Value” means an amount equal to eight times (8.0x) EBITDA for the twelve calendar months ending on the last day of the month immediately preceding the Put Demand Date, less Net Debt of the Company and its Consolidated Subsidiaries as of the end of  month immediately preceding the Put Demand Date.

(k)           “Fair Market Value” means, with respect to any security or other property, either (i) the Market Price, if any, of such security or (ii) if no Market Price exists, the value (which shall not take into effect any discounts for minority interest, illiquidity or restrictions on transferability) of such security or other property as determined in good faith by agreement of the Member and Holders holding a Required Interest; provided, however, that if the parties cannot agree upon such Fair Market Value, the Fair Market Value of such security or other property shall be determined by the procedures for obtaining an Appraiser’s Determination set forth in Section 6.1(b).

(l)            “Gaming Authority” means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and any other gaming regulatory body or any agency which has, or may at any time after the Closing Date have, jurisdiction over the gaming activities of the Premises or any successor to such authority.

(m)          “Gaming Laws” means the provisions of the Nevada Gaming Control Act, as amended from time to time, all regulations of the Nevada Gaming Commission promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other legal requirements of any Gaming Authority.

(n)           “Indebtedness” means, without duplication, with respect to the Company and its Subsidiaries:  (a) all obligations of such Person for borrowed money or for the deferred purchase price of Property or services (other than current accounts payable incurred in the ordinary course of business, and accrued expenses and liabilities incurred in the ordinary course of business), and all obligations evidenced by bonds, debentures, notes, or similar instruments; (b) all obligations and liabilities of any Person secured by any Lien on the Property of the Company or any Subsidiary, with respect to which obligations and liabilities neither the Company nor any of its Consolidated Subsidiaries shall have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Indebtedness only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property acquired by the Company or any of its Subsidiaries, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Indebtedness only to the extent of the book value of such Property that would be shown on a Consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP;  and (d) all obligations and liabilities under guaranties, indemnities, and for reimbursement in connection with letters of credit and surety bonds.  For the purposes of this Warrant, the Indebtedness of any Person shall include the proportion of Indebtedness of any partnership in which such Person is a general partner or joint venturer with liability for the of such Person but only to the extent of such Person’s interest in such general partnership or joint venture.

(o)           “Interest Expense” means, with respect to the Company for any period, the aggregate interest expense of the Company and its Consolidated Subsidiaries during such period determined on a consolidated basis, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of indebtedness to the extent included in interest expense and (iii) the portion of any obligations in respect of Capital Leases allocable to interest expense (recognizing that, in any event, no portion of “Debt Service” or “Return on Equity” under the Energy Service Agreement shall be treated as interest expense on Capital Lease obligations, regardless of GAAP, but instead shall be treated as a component of EBITDA as set forth in the definition of EBITDA).

(p)           “Liquidity Event” shall mean the occurrence of any one of the following events:  (i) a Qualified Public Offering of the Company or OpBiz or (ii) a sale of all or substantially all of the assets of either OpBiz (or any successor) or the Premises (either before or after the renovation thereof into the Planet Hollywood Resort & Casino) to any Person that is not an Affiliate of the Company or of BH/RE, L.L.C.

(q)           “Market Price” of any security, as of any date, means the value determined in accordance with the following provisions:

(i)          if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the closing sales price for such security on such exchange on such date; or

(ii)         if not so listed, and such security is quoted on NASDAQ, a price equal to the closing bid and asked prices for such security quoted on such system on such date.

(r)            “Mecca Options”  means options to purchase equity interests in the Company that will represent an indirect 3% interest in the fully-diluted equity interests of OpBiz that will be granted to Michael V. Mecca, the CEO of OpBiz.

(s)           “Net Debt” shall mean (a) Indebtedness of the Company and its Consolidated Subsidiaries less (b) unrestricted cash balances of the Company and its Consolidated Subsidiaries.

(t)            “Net Income” means with respect to the Company for any period, the consolidated net income (or net loss) of the Company and its Subsidiaries for such period but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.  For the avoidance of doubt, Net Income will include the Distributions received by the Company in respect of its interest in the Time Share Entity but will not include any net income or net loss of the Time Share Entity.

(u)           “OpBiz” shall mean OpBiz, L.L.C.

(v)           “Permitted Indebtedness” means (a) Indebtedness incurred in connection with the CMBS Facility and any Indebtedness incurred in refinancings of the outstanding principal amount of the CMBS Facility (together with any accrued interest, premiums and any reasonable fees and expenses incurred therewith); provided that in no event shall principal amount thereof exceed $820 million less the amount of any repayments of principal and any permanent reductions in the commitments, and (b) Indebtedness incurred in connection with the financing of the utility plant owned and operated by Northwind and located on the Energy Premises.

(w)          “Qualified Public Offering” shall mean an underwritten public offering on a firm commitment basis lead managed by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Membership Interests or voting common equity securities of the Company or OpBiz or any successor thereto (A) with respect to which the issuer of such securities receives aggregate net proceeds attributable to sales for the account of the Company (after deduction of underwriting discounts and commissions) of not less than $50 million, (B) with respect to which the gross equity value of the issuer of such securities, valued at the initial public offering price, is at least $200 million and (C) with respect to which such Membership Interests are listed for trading on the New York Stock Exchange or quoted on the NASDAQ National Market.

(x)            “Redemption Price” means, on any date, the aggregate purchase price for the Warrant and Put Securities held by the Holder,  which shall equal the Holder’s fully-diluted interest in the Company’s Equity Value on such date.  In calculating the Holder’s fully-diluted interest, unvested and out-of-the-money Membership Interests, Options and Convertible Securities shall be disregarded.

6.18.       Other Definitional Provisions.

(a)           The following terms used herein shall have the meaning assigned to such terms in the section set forth opposite such term:

Adjustment Notice	6.1(a)
Affiliate	6.17(a)
Antidilution Price	2.1
Appraisal Notice	6.1(b)
Appraiser	6.17(b)
Appraiser’s Determination	6.1(c)
Arbitrator	6.10(a)
Business Day	6.17(c)
Class A Units	First paragraph
Class B Units	First paragraph
Commission	6.17(d)
Company	First paragraph
Competitor	6.17(e)
Convertible Securities	2.2(d)(i)
Current Market Price	6.17(f)
Default Rate	6.17(g)
EBITDA	6.17(h)
Energy Services Agreement	6.17(i)
Equity Value	6.17(j)
Exchange Act	4.1(e)
Exchange Notice	1.3(b)
Exercise Notice	1.3(a)
Exercise Price	First paragraph
Expiration Date	First paragraph
Fair Market Value	6.17(k)
Filing Date	6.10(b)
Gaming Authority	6.17(l)
Gaming Laws	6.17(m)
Holder	First paragraph
Indebtedness	6.17(n)
Investor Rights Agreement	5.1(a)
Liquidity Event	6.17(p)
Management Pool	2.2(d)(vi)
Market Price	6.17(q)
Mecca Options	6.17(r)

Member	2.2(d)(iv)
Membership Interests	Second paragraph
Net Debt	6.17(s)
Net Income	6.17(t)
Office	1.1
OpBiz	6.17(u)
Options	2.2(d)(i)
Purchase Agreement	First paragraph
Put Demand Date	3.1(a)
Put Demand Period	3.1(a)
Put Payment Date	3.1(a)
Put Period	3.1(a)
Put Right	3.1(b)
Put Securities	3.1(a)
Qualified Public Offering	6.17(v)
Redemption Price	6.17(w)
Relevant Date	2.2(d)
Required Interest	2.2(d)(iv)
Securities Act	4.1(e)
Warrant	First paragraph
Warrant Register	1.1
Warrant Interests	First paragraph

(b)           Except as otherwise specified herein, all references herein:

(i)          to any person other than the Company, shall be deemed to include such person’s successors and assigns;

(ii)         to the Company shall be deemed to include the Company’s successors; and

(iii)        to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(c)           When used in this Warrant, the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.

(d)           Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

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IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its duly authorized officer as of the date first written above.

MEZZCO, L.L.C.,
a Nevada limited liability company

By: EQUITYCO, L.L.C.,
a Nevada limited liability company, its sole member

By:
Name:
Title: Manager

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of Warrant pursuant to Section 1.3(a)]

To MezzCo, L.L.C.

The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder,      [Class A Units/Class B Units] (“Warrant Interests”) and herewith makes payment of $          therefor, and requests that the certificates for such Warrant Interests be issued in the name of, and delivered to                                  , whose address is                                                       .

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

EXHIBIT B

FORM OF EXCHANGE NOTICE

[To be executed only upon net exchange of the Warrant pursuant to Section 1.3(b)]

To MezzCo, L.L.C.

The undersigned registered Holder of the within Warrant hereby irrevocably exchanges such Warrant with respect to       [Class A Units/Class B Units] (“Warrant Interests”) which such Holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such membership interests be issued in the name of, and delivered to                                    , whose address is                                       .

Dated:
(Signature must conform in all
name	respects to name of Holder as
specified on the face of Warrant)
Warrant

(Street Address)

	(City)	(State)	(Zip Code)